Exhibit 10.10


                                 McCormick Ranch
                              Industrial Center III


                           Commercial Lease Agreement


                                 Petroleum, Inc.
                                   as Landlord


                                       And


                              Antigua Group, Inc.,
                                    as Tenant
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Petroleum, Inc.
McCormick Ranch Industrial Center III
Multi-Tenant Gross Lease



                                 LEASE AGREEMENT


ARTICLE ONE: BASIC TERMS

         This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

         Section 1.01.  Date of Lease:  August 22, 1996.

         Section 1.02.  Landlord: Petroleum, Inc.
         Address  of  Landlord:  301  N.  Main,  Suite  1300,  Wichita,   Kansas
67202-4813.

         Section 1.03. Tenant (include legal entity): Antigua Group, Inc., an Arizona corporation.
         Address of Tenant:  9319 N. 94th Way, Scottsdale, Arizona 95258

         Section 1.04. Property: The Property is part of Landlord's multi-tenant real property development known as McCormick Ranch Industrial Center III, 9318 and 9332 North 95th Way, Scottsdale, Arizona 85258 and described or depicted in Exhibit "A" (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property shall be various suites within the buildings known as 9318 and 9332 North 95th Way, Scottsdale, Arizona 85258 as set forth in Exhibit "B". Landlord has agreed to lease to Tenant and Tenant has agreed to lease from Landlord the Property in accordance with the schedule set forth on Exhibit "B".

         Section 1.05. Lease Term: The Lease Term for each suite shall commence November 1, 1996 in accordance with the schedule set forth in Exhibit "B" and shall expire October 31, 1999.

         Section 1.06. Permitted Uses: (See Article Five) Manufacture, sale and storage of sportswear and gold accessories and related office use.

         Section 1.07.  Tenant's Guarantor:  (If none, so state)  None
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         Section  1.08.  Brokers:  (See Article  Fourteen)  (If none, so state).
         Landlord's Broker: George W. Reeve Enterprises
         Tenant's Broker: None.

         Section 1.09. Commission Payable to Landlord's Broker: (See Article Fourteen) By Separate Agreement

         Section 1.10. Initial Security Deposit. None.

         Section 1.11. Vehicle Parking Spaces Allocated to Tenant: (See Section 4.05) N/A

         Section 1.12. Rent and Other Charges Payable by Tenant:

         (a) BASE RENT: The monthly rent shall be calculated in accordance with Exhibit "B". Tenant shall pay the applicable rental tax to Landlord each month in addition to the monthly Base Rent. The monthly base rental rate shall be as follows:

                  Months     01 through 12                   $.60 per S.F.
                             13 through 24                   $.63 per S.F.
                             25 through 36                   $.66 per S.F.

         (b) OTHER PERIODIC PAYMENTS: (i) Tenant's pro rata share of Real Property Taxes above the "Base Real Property Taxes" (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Tenant's Pro Rata Share of Increased Insurance Premiums above "Base Premiums" (See Section 4.04); (iv) Tenant's Pro Rate Share of Common Area Expenses above the "Base Common Area Charges" (see
Section 4.05); (v) Impounds for Tenant's Share of Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance, Repairs and Alterations (see Article Six). For purposes of this Lease, "Tenant's Pro Rata Share" shall be that percentage from time to time calculated by dividing the aggregate square foot area of that portion of the Property occupied by Tenant as set forth in Exhibit "B", by the aggregate square foot area of the Project, which is 74,908 square feet.

         Section 1.13. Costs and Charges Payable by Landlord: (a) Base Real Property Taxes (See Section 4.02); (b) Base Insurance Premiums (See Section 4.04(c); (c) Base Common Area Charges (See Section 4.05); (d) Maintenance and Repair (See Article Six).

         Section  1.14.  Landlord's  Share of Profit of  Assignment of Sublease:
(See Section 9.05) Fifty percent (50%) of the Profit (the "Landlord's Share").

         Section 1.15. Riders: The following Riders are attached to and made a part of this Lease: (if none, so state)
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                           Exhibit "A"      First and Second Floor Plans for
                                            Buildings A and B
                           Exhibit "B"      Suite Covered by Lease
                           Exhibit "C"      None
                           Exhibit "D"      Rules and Regulations

ARTICLE TWO: LEASE TERM

         Section 2.01. Lease of Property for Lease Term: Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

         Section 2.02. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a "month-to-month" tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE: BASE RENT

         Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term, plus the applicable rental tax levied on the rent collected by Landlord under the terms of this Lease. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay landlord the Base Rent, plus the applicable rental tax levied on the rent collected by Landlord under the terms of this Lease, in advance, without offset, deduction or prior demand. The Base Rent and applicable rent tax shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

         Section 3.02. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) any advance rent or other advance payments made by Tenant to Landlord, and any
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amounts paid for real property  taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

         Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent". Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

         Section 4.02. Property Taxes.

         (a) Real Property Taxes. Landlord shall pay the "Base Real Property Taxes" on the Project during the Lease Term. Base Real Property Taxes are real property taxes applicable to the Project for the 1996 tax year. From and after January 1, 1997, Tenant shall pay Landlord Tenant's pro rate share of the amount, if any, by which the real property taxes during the Lease Term exceed the Base Real Property Taxes. Subject to Paragraph 4.02(c), Tenant shall make such payments within fifteen (15) days after receipt of Landlord's statement showing the amount and computation of such increase. Landlord shall reimburse Tenant within thirty (30) days after written demand for any real property taxes paid by Tenant covering any period of time prior to January 1, 1997 or after the Lease Term.

         (b) Definition of "Real Property Tax." "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalk, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Project due to a change of ownership as defined by applicable law, or other transfer of all or part of Landlord's interest in the Project; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes. Nothing contained in this Article Four shall be construed as limiting Tenant's obligation to pay the applicable rental tax which is currently scheduled to be assessed at 3.15% on the rent collected by Landlord, and Tenant shall be required to pay such rental tax (including any increases in the applicable rental tax) in addition to the Base Rent throughout the Lease Term.
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         (c) Joint Assessment. (This provision is not applicable, as the Project is separately assessed and not jointly assessed with any adjacent property.)

         (d) Personal Property Taxes.

                  (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxes separately from the Property.

                  (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within thirty (30) days after Tenant receives a written statement from Landlord for such personal property taxes.

         Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within thirty (30) days after receipt of Landlord's written statement.

         Section 4.04. Insurance Policies.

         (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisors and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and noncontributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained
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by Landlord shall not be contributory and shall not provide primary insurance.

         (b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Project in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Project. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. At any time during the Lease Term and any extensions of the Lease Term, Landlord may, in Landlord's discretion, also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall not be liable for the payment of any deductible amount under Landlord's insurance policies maintained pursuant to this Section 4.04 unless the loss is caused by Tenant's negligence or willful misconduct. Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

         (c) Payment of Premiums.

                  (i) Landlord shall pay the "Base Premiums" for the insurance policies maintained by Landlord under Paragraph 4.04(b). For purposes of this Lease, the "Base Premiums" shall be the premiums paid by Landlord for coverage during 1996 for the insurance policies maintained by Landlord under Paragraph 4.04(b).

                  (ii) From and after January 1, 1997, Tenant shall pay Landlord Tenant's pro rata share of the amount, if any, by which the insurance premiums for all policies maintained by Landlord under Paragraph 4.04(b) have increased over the Base Premiums, whether such increases result from the nature of Tenant's occupancy, any act or omission of Tenant, the reasonable requirement of any lender referred to in Article Eleven (Protection of Lenders), the increased value of the Project or general rate increases. When acquiring insurance coverage, Landlord will use its good faith efforts to obtain the most reasonably priced insurance policies for the coverage sought. However, if Landlord substantially increases the amount of insurance carried or the percentage of insured value after the period during which the Base Premiums were calculated, Tenant shall only pay Landlord the amount of increased premiums which would have been charged by the insurance carrier if the amount of insurance or percentage of insured value had not been substantially increased by Landlord. This adjustment in the amount due from Tenant shall be made only
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once during the Lease Term.  Thereafter,  Tenant  shall be  obligated to pay the full amount of any additional increases in the insurance premiums, including increases resulting from any further increases in the amount of insurance or percentage of insured value. Subject to Section 4.05, Tenant shall pay Landlord the increases over the Base Premiums within thirty (30) days after receipt by Tenant of a statement of the amount due. If the insurance policies maintained by Landlord cover improvements or real property other than the Project, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Project showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance period, Tenant's liability shall be prorated on an annual basis.

         (d) General Insurance Provisions.

                  (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days written notice prior to any cancellation or modification of such coverage.

                  (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within thirty (30) days after receipt of a statement that indicates the cost of such insurance.

                  (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" or A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

                  (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers,
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employees,  agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

         Section 4.05. Common Areas; Use, Maintenance and Costs.

         (a) Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Areas land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of the Property.

         (b) Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its reasonable efforts to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas, as in Landlord's judgement, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

         (c) Specific Provision Regarding Vehicle Parking. Tenant shall be entitled to use and enjoy in common with the other tenants of the buildings located at 9318 and 9332 North 95th Way all the vehicle parking spaces without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles and show vans not exceeding 30 feet in length. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project will be permitted as reasonably necessary in the ordinary course of Tenant's business. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not
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specifically  designated for parking.  Handicapped  spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

         (d) Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's reasonable discretion, as a first-class industrial/commercial real property development. Landlord shall pay the "Base Common Area Charges" which shall be the aggregate amount expended by Landlord pursuant to this Section 4.05(d) during 1996. From and after January 1, 1997, Tenant shall pay Landlord Tenant's pro rata share of the amount, if any, by which the Common Area costs exceed the Base Common Area Charges. Common Areas costs include, but not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenants' signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas', straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves and a reasonable allowance to Landlord for Landlord's supervision of the Common Areas (actual not to exceed five percent (5%) of the gross rents of the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas.

         (e) Tenant's Share and Payment. From and after January 1, 1997, Tenant shall pay Tenant's pro rata share of all increases in Common Area costs above the Base Common Area Charges (pro rated for any fractional month) upon thirty
(30) days written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease by tenants, as of the date on which the computation is made. Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day
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of the month after such change  occurs.  Landlord may, at  Landlord's  election, estimate in advance and charge to Tenant as Common Areas costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under Section 6.04 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period.

         Section 4.06. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

         Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE FIVE: USE OF PROPERTY

         Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.
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Anything in this Lease to the contrary notwithstanding, upon ten (10) days prior notice to Landlord, Tenant shall have the right to, either partially or fully, cease business operations at the Property and thereupon either partially or fully vacate the Property; provided, however, all other obligations of Tenant under this Lease with respect to the Property shall not be affected thereby including, without limitation, Tenant's obligation to pay Base Rent, additional rent and all other costs and charges which Tenant has agreed to pay under this Lease.

         Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste.

         Section 5.03. Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitations petroleum based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or without consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

         Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property. Landlord agrees that within sixty (60) days after a tenant of 9318 and 9332 North 95th Way vacates the building, Landlord shall at its expense remove such Tenant's identification signs from the face of the building.

         Section 5.05. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted
                                       12
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by Tenant to be done in or about the Property,  including any  contamination  of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in
the   performance   of  Tenant's   obligations   under  this   Lease;   (d)  any
misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

         Section 5.06. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall have given Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

         Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY: MAINTENANCE, REPAIRS AND ALTERNATIONS

         Section 6.01. Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations, and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and except as expressly set forth herein is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.
                                       13
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         Section 6.02, Exemption of Landlord from Liability.  Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's negligence or willful misconduct.

         Section 6.03. Landlord's Obligations. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), and except for damage caused by any act or omissions of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord shall keep the foundation, roof and structural portions of the improvements on the Property in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. Landlord shall begin the repair process for any repairs under this Section 6.03 within thirty
(30) days after receipt of a written notice from Tenant of the need for such repairs and shall thereafter pursue completion of such repairs in a reasonable and diligent manner. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease because of the condition of the Property.

         Section 6.04. Tenant's Obligations.

         (a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including nonstructural, interior, systems and equipment) in good order, condition and repair (including Interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall adopt a preventive maintenance program providing for regular semi-annual inspections and maintenance of the heating and air conditioning systems by a licensed heating and air conditioning contractor. Landlord shall have the right, upon thirty (30) days written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system at Tenant's expense. In addition, Tenant shall, at Tenant's expense, repair any damage to the roof, foundation or structural portions of walls caused by Tenant's acts or omissions. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition.

         (b) Tenant Shall fulfill all of Tenant's obligations under this Section
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

         Section 6.05. Alterations, Additions, and Improvements.

         (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and worklike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

         (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

         Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated
                                       15
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to remedy  under any  provision  of this  Lease.  However,  Tenant  shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, unless Tenant has obtained Landlord's consent to leave any alterations, additions and improvements at the termination of the Lease at such time as Tenant requests Landlord's consent to make any such alteration, addition or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations. In the event Tenant and Landlord mutually agree to the removal of any fixtures, Tenant agrees to restore the property to its prior condition, all at Tenant's expense.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

         Section 7.01. Partial Damage to Property.

         (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

         (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or
(ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage and the damage was due to any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and the differences between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

         (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

         Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If
Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

         Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property. Anything to the contrary contained herein notwithstanding, in the event that Tenant is prevented from occupying the Property for more than twelve
(12) consecutive months as a result of any such casualty, then Tenant may by written notice to Landlord cancel this Lease.

         Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

         If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either
Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord or Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal Property; provided, however, anything herein to the contrary notwithstanding Tenant shall have the right to submit a separate claim for any loss or damage which Tenant may have incurred by reason of such condemnation and any award pursuant thereto may be retained by Tenant free of any claim by Landlord or any other party so long as the same does not reduce Landlord's award, it being specifically understood that Tenant shall not be entitled to any award for loss of its leasehold estate or any portion of the condemnation award which is attributable to the taking of any part of the Project; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to terminate this Lease or make such repair at Landlord's expense

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

         Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any change in the ownership of fifty-one percent (51%) of the issued and outstanding voting stock of the corporation shall require Landlord's consent.

         Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

         Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

         Section 9.04. (Intentionally omitted)

         Section 9.05. Landlord's Consent.

         (a) Tenant's  request for consent to any transfer  described in Section
9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord reasonably deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant: (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

         (b) If Tenant assigns or subleases, the following shall apply:

                  (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's share (stated in Section 1.14) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate Broker's commissions and cost of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

                  (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records during regular business hours to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's share shall not be a consent to any further assignment or subletting. The breach of tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

         Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's Surrender of this Lease or the termination of this Lease in any other manner. In such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

         Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

         Section 10.02. Defaults. Tenant shall be in material default under this
Lease:

         (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

         (b) If within seven (7) days of the date the same is due, Tenant fails to pay rent or any other charge;

         (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirements.

         (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if, substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not in
                                       21
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default under this Lease,  and a trustee is appointed to take  possession (or if
Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

         (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

         Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

         (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of retailing, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b).

         (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

         (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state in which the Property is located.

         Section 10.04. Repayment of "Free" Rent. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if during the term of the Lease (a) Tenant has not abandoned the Property, (b) Landlord has not retaken possession of the Property due to Tenant's default, and (c) Landlord has not had to institute an action against Tenant to collect rent. If any of the conditions set forth in the preceding sentence are not satisfied, then Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

         Section 10.05. Termination. Notwithstanding any other term or provisions hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of all unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

         Section 10.06. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS AND PURCHASERS

         Section  11.01.  Subordination.   Landlord  shall  have  the  right  to
subordinate  this  Lease  to  any  ground  lease,  deed  of  trust  or  mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidation, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. Tenant shall not be obligated to enter into any subordination of the Lease, as aforesaid, unless and until with respect to any such ground lease, deed of trust or mortgage, the Landlord under such ground lease, the beneficiary under such deed of trust or the mortgagee under such mortgage executes and delivers to Tenant a subordination, non-disturbance and attornment agreement. Furthermore, such subordination, non-disturbance and attornment agreement shall provide, among other matters, that upon any termination of such ground lease or foreclosure of any such deed of trust or mortgage, as the case may be, the successor to Landlord through such termination and/or foreclosure will assume, observe and perform all of Landlord's obligations under the Lease which are to be performed during the period of time that such successor owns the Property. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

         Section 11.02. Attornment. If Landlord's interest in the Property is acquired by any purchaser, assignee, transferee, ground lessor, beneficiary under a deed of trust, mortgagee, or parties at a foreclosure sale, Tenant shall attorn to the transferee of or successor Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

         Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so, provided such documents are in form and content reasonably acceptable to Tenant.

         Section 11.04. Estoppel Certificates.

         (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may conclusively upon such statement as true and correct.

         (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

         Section 11.05. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord its annual financial statement, together with the report of its independent public accountants and such monthly unaudited financial statements for the period after the date of the annual financial statement as Tenant may have prepared in the normal course of its operation. In addition, Tenant shall deliver such financial information to any lender designated by Landlord to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

Landlord agrees to use reasonable discretion in the request and use of Tenant's financial information.

ARTICLE TWELVE: LEGAL COSTS

         Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease only if suit is commenced and a party prevails. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at
Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

         Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting) in an amount not to exceed $1,000, or in connection with any other act which Tenant proposes to do and which requires Landlord's consent. Wherever in this Lease Tenant is required to obtain Landlord's consent, Landlord agrees that it will not unreasonably withhold such consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

         Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

         Section 13.02. Landlord's Liability: Certain Duties.

         (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title, but Landlord shall nonetheless remain liable for any material breaches occurring during its term as Landlord. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

         (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Tenant's notice. However, if such nonperformance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

         (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

         Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect,

         Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the Singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

         Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

         Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party, Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         Section 13.08. No Recordation. Tenant shall not record this Lease or any memorandum or other document describing or referring to this Lease without prior written consent from Landlord. However, Landlord may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requesting any recording shall pay all transfer taxes and recording fees.

         Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in his lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         Section 13.10. Corporate Authority; Partnership Authority. Upon execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

         Section 13.1 1. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         Section 13.12. (intentionally omitted).

         Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

         Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

         Section 13.15. Time of Essence. Time is of the essence in the performance of the obligations created by this Lease.

ARTICLE FOURTEEN: BROKERS

         Section 14.01. Broker's Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, If any, as provided In the written agreement between Landlord and Landlord's Broker.

         Section 14.02. (Intentionally omitted).

         Section 14.03. Agency Disclosure; No Other Brokers. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction. Brokerage or finders fees payable to any person or entity in any way relating to this Lease shall be the sole responsibility of the party contracting to pay the same, and each party agrees to indemnify and hold harmless the other against any loss, cost or expense (including attorney's fees) which the other may incur by reason of any claim for such commissions or fees based on an agreement with the indemnifying party.

ARTICLE FIFTEEN: ADDITIONAL PROVISIONS

         Section 15.01. Telephone Line. Tenant shall have the right at Tenant's expense to install an underground telephone and computer lines to the Property from its adjacent building located to the west of the Property. Following the installation of the telephone and computer lines, Tenant shall return the parking lot to the same condition as existed prior to any trenching.

         Section 15.02. Options to Renew. Landlord grants Tenant two consecutive options to extend the Lease Term for additional periods of one (1) year each, provided, however, that written notice by registered or certified mail of the exercise of such option shall be given to Landlord by Tenant at least 180 days before the expiration of the then current Lease Term and Tenant may not be in default in the performance of any of its obligations under this Lease at the time of exercising the applicable option. All of the terms and conditions of this Lease shall remain the same during the option periods except there shall be no additional options and the monthly Base Rent for each of the option periods shall be as follows:

         First Option                         $ .69 per square foot;
         Second Option                        $ .72 per square foot.

Each extended period of the Lease Term shall commence immediately at the end of the immediately preceding period. Should Tenant fail to timely exercise any option, all options to extend the Lease Term for any period after such unexercised option shall lapse and terminate.

         Section 15.03 First Right to Lease. In the event that Landlord elects to lease Suites 201, 203 or 209 of 9318 N. 95th Way, Scottsdale, Arizona, and provided that Tenant is not in default hereunder, Landlord shall deliver a written notice (the "Offering Notice") to Tenant of such intention to lease. The Offering Notice shall state the rent and term of the proposed lease, along with a description of the property subject to the proposed lease. Delivery of the Offering Notice to Tenant shall be deemed to be an offer by Landlord to lease the space described in the Offering Notice (the "Option Space") to Tenant upon the then customary lease form used by Landlord. The offer must be accepted within three (3) days of the delivery of the Offering Notice to Tenant (the "Acceptance Period") and may not be withdrawn by Landlord within that period. Tenant may accept the offer by delivering a written notice of acceptance of the offer to Landlord on or before the last day of the Acceptance Period. Tenant may accept such offer for all but not less than all the space described in the Offering Notice. Failure to give timely notice of acceptance shall be deemed rejection of the offer.

         Following Tenant's rejection of any offer made pursuant to this Section 15.03, Tenant shall execute, acknowledge and deliver any document or instrument reasonably requested by Landlord acknowledging such rejection and confirming Tenant's waiver of any and all rights to any qualifying lease. All rights and obligations of the parties under this Section 15.03 shall cease and terminate upon expiration or other termination of this Lease, and in that event, Tenant shall execute, acknowledge and deliver any document or instrument reasonably requested by Landlord acknowledging the expiration or other termination of this Lease and confirming the cessation and termination of all rights and obligations of the parties.

         Section 15.04. Option to Lease. In the event that (a) Landlord has not entered into a lease for any or all of Suites 201, 203 and 209 of 9318 North 95th Way, Scottsdale, Arizona, by December 31, 1996, (b) the Acceptance Period, if any, under Section 15.03 above has expired, and (c) there is no pending first right to lease under Section 15.03 above, then as long as Tenant is not in default under the terms of this Lease, Tenant shall, subject to the provisions of Section 15.03, have the right upon thirty (30) days prior written notice to Landlord to lease Suites 201, 203 and 209. In the event Tenant exercises its option to lease Suites 201, 203 and 209 in accordance with this Section 15.04, the rental shall be at the same rate then applicable for space as set forth in Exhibit "B", and such rental rates shall increase by the same amount and on the same dates as the rental increases for the space on Exhibit "B". The term of the Lease for such space shall expire October 31, 1999. Except as specifically set forth in this Section 15.04, Tenant's occupancy of Suites 201, 203 and 209 under the provisions of this Section 15.04 shall be upon all the same terms and conditions set forth in this Lease. Tenant agrees to accept Suites 201, 203 and 209 in "AS IS" condition. Notwithstanding any of the foregoing provisions of this Section 15.04 to the contrary, the provisions of Section 15.03 shall take precedence over the foregoing provisions of this Section and should Landlord, pursuant to Section 15.03, lease all or any of Suites 201, 203 or 209 of 9318 North 95th Way, Scottsdale, Arizona, to a third party, their such suite or suites shall thereafter be exempt from the provisions of this Section. If Tenant has rejected or is deemed to have rejected any offering under Section 15.03, Tenant shall not have the right to exercise its rights under this Section with respect to the suite or suites included within the rejected offering during the 90-day period in which Landlord may rent such suite or suites to a third party.

         Section 15.05. Representation of Landlord. Landlord represents and warrants to Tenant as follows:

         (a) Landlord is the owner of the buildings located at 9318 and 9332 North 95th Way, Scottsdale, Arizona (the "Buildings").

         (b) The Buildings are in compliance with all applicable laws and ordinances that are material to Tenant's occupancy and use of the Buildings.

         (c) Landlord has full right and authority to enter into this Lease.

         (d) There are no latent defects in the Buildings that would materially affect Tenant's use or occupancy of the Buildings.

         (e) All utility service reasonably necessary for Tenant's use and occupancy is already installed or available to the Property.

         (f) There are no Hazardous Materials located upon or within the Buildings that would materially affect Tenant's use or occupancy of the Buildings.

         (g) Any item of property that Tenant is required to maintain in accordance with the terms of this Lease is on the date of this Lease in good working order and repair.

         Landlord and Tenant have signed this Lease on the dates specified adjacent to their signatures below.

                                       "LANDLORD"

Signed on July 26, 1996.               PETROLEUM, INC.,
                                       a Kansas corporation



                                       By:  /s/ Thomas D. Beard
                                            Thomas D. Beard
                                            Its: Senior Vice-President

Signed on August 22, 1996              "TENANT"

                                       ANTIGUA GROUP, INC.,
                                       an Arizona corporation


                                       By:  /s/ Thomas E. Dooley, Jr.
                                            Thomas E. Dooley, Jr.
                                            Its:  President and CEO

                                    EXHIBIT A

         SKETCH OF FIRST FLOOR PLAN - BUILDING A

         Suites 101, 103, 104, 105, 106, 107, 108 and 109.

         Gross Building Area:                        37,454 sf
         Common Area:                                 3,175 sf
         Gross Less Common Area:                     34,279 sf
         Load Factor:                                9.3%

         SKETCH OF FIRST FLOOR PLAN - BUILDING B

         Suites 101, 102, 103, 105, 107, 108 and 109.

         Gross Building Area:                        37,454 sf
         Common Area:                                 3,175 sf
         Gross Less Common Area:                     34,279 sf
         Load Factor:                                9.3%

         SECOND FLOOR PLAN - BUILDING A

         Suites 201-203, 209, Roof Below

                                    EXHIBIT B


                                       SUITE NO.       SQ. FT.

         BUILDING A                    203 B           1,612

                                       109             3,026

                                       108             3,117

                                       107             3,282

                                       106             3,166

                                       103             3,140

                                       104-105         6,357

                                       101             3,004

         BUILDING B                    109             3,025

                  TOTAL                               29,729

                                    EXHIBIT C

                                      NONE.

                                    EXHIBIT D

                              RULES AND REGULATIONS
                              ---------------------

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such placard, picture, advertisement, name or notice without to and at the expense of Tenant.

     All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved of by Landlord.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the premises, provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective premises.

3. Tenant will be furnished keys to the Tenant's Premises without charge. Tenant may duplicate such keys for its own use as needed at Tenant's own expense. Tenant shall exercise strict care to ensure that any keys Tenant has in tenant's possession are neither lost nor made available to any unauthorized party. Upon expiration or any termination of a Tenant's Lease, all keys to tenant's premises and to the Building in tenant's possession shall be surrendered to Landlord. Tenant shall not add, change, or re-key the locks to or within its Premises without the written consent of Landlord. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the premises. Landlord's acceptance of any keys returned by Tenant shall not constitute an agreement that any Lease is terminated or modified in any way. Tenant shall not install security systems in its Premises without the prior written consent of Landlord.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or those employees or invitees shall have caused it.

5. Tenant shall not overload the floor of the premises or in any way deface the premises or any part thereof.

6. No furniture, freight or equipment of any kind ("Movable Items") shall be brought into the Building without the prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Tenant shall notify Landlord reasonably in advance of the date Tenant wishes to move such Movable Items into or out of the building. Landlord shall designate which elevator is to be used for moving such Movable Items. Movable Items shall be adequately padded in order to protect the Building and elevator from scratches and damage. Movable Items may be moved into or out of the Building only at such time as when the Building is normally open. Any hand trucks or dollies used for moving Movable Items shall be equipped with rubber wheels. Any vehicle used in the delivery or removal of Movable Items shall be parked only where permitted by Landlord so as not to disrupt the normal business of other Tenants of the Building or the normal operation of the Building. Landlord shall have the unrestricted right to prescribe and limit size, weight, final positioning and installation of any Movable Items brought into the Building. In no event shall Tenant knowingly bring Movable Items into the Building which exceed a weight per square foot of floor space utilized which may be dangerous or detrimental to the Building. Any scratching or damage done to the Building by Tenant while moving such Movable Items into or out of the Building shall be immediately and professionally repaired at the Tenants expense.

     Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to property distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the building shall be repaired at the expense of Tenant.

7. Tenant shall not use, keep or permit to be used any or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any fish, birds, or animals be brought in or kept in or about the premises or the Building, except when needed by the visually impaired.

8. No cooking shall be done or permitted by any Tenant on the premises, nor shall the premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

9. Tenant shall not use or keep in the premises or the Building any kerosene, gasoline or flammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord will direct electricians as to where and how telephone wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the premises shall be subject to the approval of Landlord.

11. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other combination, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Building and the Building.

12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13. No vending or arcade machine or machines of similar description shall be installed, maintained or operated upon the premises without the written consent of the Landlord.

14. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the premises are a part.

15. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Building and shall cooperate to prevent same.

16. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

17. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

18. All entrance doors in the premises shall be left locked when the premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the premises.

19. Unless Tenant or its employees are using the Premises, no unattended vehicle may be left in the parking area of the Building between the hours of 8:00 P.M. and 6:00 A.M. of the following day. Parking spaces marked for the handicapped shall only be used by persons who are handicapped and are driving vehicles marked with a handicapped sticker. Anything to the contrary herein notwithstanding, Landlord shall have the unrestricted right to control all parking about the Building by whatever methods and means it desires. Tenant and its employees shall adhere to and obey all parking control measures as may be placed into effect at any time and from time to time by Landlord through the use of numbered parking spaces, signs, stickers or identifying decals to be placed on vehicles, or any other measures, methods, or means. Landlord may change such parking control measures from time to time at its sole discretion. Any vehicle violating the Buildings parking signs, parked in a reserved space in which it has not right, parked in a visitor space when the driver is a Tenant or an employee of Tenant, parked in a handicapped space without a handicapped sticker affixed to the vehicle, blocking a driveway, or otherwise parked as prohibited or in violation of Landlord's parking control measures, shall, by Landlord's option, be towed away at the violating owner's expense or, when applicable, be subject to citation, all without Landlord incurring any liability.

20. Upon noticing a situation concerning the Premises which could result in damage to its Premises or the Building, Tenant shall immediately provide written notice to Landlord. In an emergency situation, Tenant shall take immediate and appropriate action to protect Tenant's Premises or the Building.

21. Tenant shall never at any time use its Premises as a sleeping or lodging quarters. Tenant shall not install any lighting fixture or sound speaker or any other device in or above the suspended ceiling of its Premises and shall not hang potted plants or any other items from such ceiling without the prior written consent of the Landlord. Tenant may hang pictures and other light-weighted items on drywalled walls within its Premises by the use of metal picture hangers only, and on wood paneled walls by the use of small nails driven into the grooving of such wood paneling. Except for the foregoing, no other type of fastener or hanger shall ever be used for any purpose on any wall within the Premises. Tenants are prohibited from painting any masonry, wallpapered or paneled wall within its Premises without the prior written consent of Landlord.

22. Tenant shall keep a hard surface such as plastic or masonite under each and every chair in the Premises which is located in a carpeted area and which is used at a person's work station (as opposed to a visitor's chair) to protect the carpeting. Also, all furniture having legs shall be equipped with a "coaster" for each leg to protect the carpet from indentations. Tenant shall further maintain all carpeting in its Premises which shall include shampooing and re-stretching.

23. Tenant shall supply and install, at its expense, all lighting tubes for fluorescent light fixtures in Tenant's Premises, and Tenant shall supply and install, at its expense, all incandescent bulbs in its Premises.

24. Should a toilet room be a part of the Tenant's Premises, Tenant shall supply and install, at its expense, all toilet room supplies.

25. Tenant shall never deposit used injection needles in any trash container. Such needles shall be placed in some type of hardcover container and disposed of as required by government regulations.

26. Landlord shall have the right to prohibit any advertising by any Tenant which, in the Landlord's opinion, materially impairs the reputation of the Building or its desirability and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising or promotion.

27. Tenant shall not install or affix any type of radio or television antenna to any part of its Premises or the Building without the prior written consent of Landlord.

28. Tenant shall not conduct any auction or permit any fire or bankruptcy sale to be held in the Premises or about the Building.

29. Any door opening from Tenant's Premises onto any common area of the Building shall be kept closed at all times, except for normal ingress and egress. Bicycles or other vehicles shall not be permitted in the office or corridors in the building.

30. Landlord shall not be responsible for lost or stolen personal property, equipment, money, jewelry or any other item from Tenant's Premises or from common areas of the Building regardless of whether such loss or theft occurs when such Premises or whether or not the Building is locked.

31. Tenant, when leaving its premises shall see that all water faucets or water apparatus have been shut off, and that all electricity and electrical appliances have been shut off, so as to prevent waste or damage.

32. Tenant shall not throw cigar or cigarette butts, or other substances or litter of any kind, in or about the Building, except in receptacles provided for that specific purpose, and in those areas as designated by Landlord for those purposes.

33. Tenant shall not obstruct the driveways, parking areas, sidewalks or entrances and exits of the Building, but shall use same only as ingress to and egress from its Premises.

34. Tenant shall refer all contractors, service people, installation technicians and the like who are rendering any service on or to its Premises to Landlord for Landlord's reasonable approval and supervision prior to the performance of any work or service. This requirement shall apply to all work or service to be performed in Tenant's Premises or in the Building, including installation and service of telephone, computers and any other items of a physical nature. Landlord shall be given reasonable notice prior to a Tenant expecting Landlord's approval or supervision.

35. Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any Tenant or by any other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to their occupancy of its Premises. Landlord shall use reasonable efforts to assist Tenant with any problems it may have with a Tenant in an adjoining suit.

36. Should any Tenant incur or become liable for any cost, charge, or expense under these Rules and Regulations, such Tenant shall pay same upon demand by Landlord, and failure to do so within five (5) days after such demand shall constitute, at Landlord's option, a material breach and default of Tenant under its Lease.

37. Landlord shall have the unrestricted right, at any time, and from time to time, to rescind any one or more of these Rules and Regulations, or to make such other and further reasonable rules and regulations as in Landlord's judgment may, from time to time, be necessary for the operation, maintenance, safety, care and cleanliness of Tenant's Premises and of the Building and for the preservation of order therein.

38. Increase in Risk. No tenant shall do anything in the Leased premises and/or the Building or bring or keep anything therein which will in anyway increase or tend to increase the risk of fire or which shall conflict with the regulations of the fire Department or the fire laws or with any rule ordinances established by the Board of Health. No tenant shall use any machinery which may cause any objectionable noise, jar or tremor to the floors or walls or which by its weight may injure the floor of the building.

39. Locking of Leased Premises. Each tenant shall see that the windows and doors of the Leased Premises are close and securely locked before leaving the Leased Premises and that all lights are properly turned off.

40. Notice of Accidents. Each tenant shall give Landlord prompt notice of any accident or defect on the Building, the Leased Premises, the plumbing, electrical wiring, heating or air conditioning so that the same may be attended to promptly.

41. Cooperation with Landlord. Each tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing spaces and/or other window coverings when the sun's rays fall on the window of leased Premises. No tenant shall temper with or alter or change the setting of any thermostats or temperature control valves.

                                                ANTIGUA GROUP, INC.,
                                                an Arizona corporation


Date: ___________________                  Signed ______________________________
                                                  By:  Thomas E. Dooley, Jr.
                                                  Its: President

                                    EXHIBIT B


                                 SUITE NO.                  SQ. FT.

         BUILDING A              203 B                      1,612

                                 109                        3,026

                                 108                        3,117

                                 107                        3,282

                                 106                        3,166

                                 103                        3,140

                                 104-105                    6,357

                                 101                        3,004

         BUILDING B              109                        3,025
                                                           ------

                  TOTALS                                   29,729
                                                           ======
                                       42